Exhibit 99.1
Microvast Reports 2023 Financial Results
•Revenue increased 49.9% year over year to $306.6 million in FY 2023
•Record quarterly revenue of $104.6 million, up 61.4% year over year in Q4 2023
•Gross margin increased from 4.4% to 18.7%, a 14.3 percentage point improvement year over year, with Q4 2023 gross margin of 22.0% compared to 3.4% in Q4 2022
STAFFORD, Texas, USA, April 1, 2024 – Microvast Holdings, Inc. (NASDAQ:MVST) (“Microvast” or the “Company”), a technology innovator that designs, develops and manufactures lithium-ion battery solutions, announced today its consolidated financial results for the fourth quarter and full fiscal year ended December 31, 2023 (“Q4 2023” and “FY 2023,” respectively).

“We achieved record revenue in the fourth quarter of 2023 bringing our full year revenue growth to 49.9% and we delivered these revenues at a gross margin close to our targeted level. The revenue growth achieved in EMEA is really encouraging and we would expect this to continue into 2024, with the possibility of this region also hitting breakeven this year.” said Yang Wu, Microvast’s Founder, Chairman, and Chief Executive Officer. “In APAC, with the Huzhou Phase 3.1 expansion now in full operation since Q3 of last year, we anticipate another year of steady revenue growth from mature operations that are now self funding and profitable. To get the U.S. to the same mature and steady state requires us to secure financing to complete Clarksville Phase 1A. This remains a key initiative that we hope to bring to a successful close as early as possible.”

“The combination of growing revenues, gross margin improvement of 14.3 percentage points, and keeping our adjusted operating costs increase to 11% allowed us to achieve a meaningful reduction in our adjusted net loss this year.” said Craig Webster, Microvast’s Chief Financial Officer. “Maintaining the strong revenue growth and gross margin profiles generated by our APAC and EMEA operations will be a key focus for us in 2024, whilst also providing the foundations to improve our overall liquidity position and make further headway in reducing our operating losses.”
Full Year 2023 Highlights
•Record revenue of $306.6 million, compared to $204.5 million in 2022, an increase of 49.9%

•Gross margin increased to 18.7% from 4.4% in 2022; Non-GAAP adjusted gross margin increased to 20.7%, up from 8.2% in 2022

•Operating expenses of $165.9 million, compared to $170.7 million in 2022; Adjusted operating expenses of $107.1 million, compared to $96.5 million in 2022

•Net loss of $106.4 million, compared to net loss of $158.2 million in 2022; Non-GAAP adjusted net loss of $41.6 million, compared to non-GAAP adjusted net loss of $77.3 million in 2022

•Net loss per share of $0.34 compared to net loss per share of $0.52 in 2022; Non-GAAP adjusted net loss per share of $0.13, compared to non-GAAP adjusted net loss per share of $0.25 in 2022

•Adjusted EBITDA of negative $19.6 million, compared to adjusted EBITDA of negative $56.7 million in 2022

•Capital expenditures of $186.8 million, compared to $150.9 million in 2022, and were driven by investments in manufacturing capacity expansions in Huzhou, China and Clarksville, Tennessee

•Cash, cash equivalents, restricted cash and short-term investment of $93.8 million as of December 31, 2023, compared to $327.7 million as of December 31, 2022; decrease largely due to significant capital expenditure towards PP&E in the U.S. and Huzhou, China.

Fourth Quarter 2023 Highlights
•Record quarterly revenue of $104.6 million, compared to $64.8 million in the fourth quarter of 2022, an increase of 61.4%

•Gross margin increased to 22.0% from 3.4% in Q4 2022; Non-GAAP adjusted gross margin increased to 23.5%, up from 6.4% in Q4 2022

•Operating expenses of $46.0 million, compared to $37.3 million in Q4 2022; Adjusted operating expenses of $34.3 million, compared to $21.4 million in Q4 2022

•Net loss of $24.6 million, compared to net loss of $33.7 million in Q4 2022; Non-GAAP adjusted net loss of $11.4 million, compared to non-GAAP adjusted net loss of $15.9 million in Q4 2022

•Net loss per share of $0.08 compared to net loss per share of $0.11 in Q4 2022; Non-GAAP adjusted net loss per share of $0.04, compared to non-GAAP adjusted net loss per share of $0.05 in Q4 2022

•Adjusted EBITDA of negative $2.6 million, compared to adjusted EBITDA of negative $11.8 million in Q4 2022

Please refer to the tables at the end of this press release for reconciliations of gross profit to non-GAAP adjusted gross profit, net loss to non-GAAP adjusted net loss, non-GAAP EBITDA to non-GAAP adjusted EBITDA.
Q1 2024 Outlook

•For Q1 2024, the Company is targeting a revenue growth of 40% to 60% year over year and revenue guidance of $65 million to $75 million

•Continued regional efficiencies and utilization increases, providing a Company gross margin target of 20% to 25%

•Targeting financing solutions to complete Clarksville Phase 1A and bringing in long term domestic customer contracts

•New customer wins in APAC and EMEA that expand our presence in differentiated commercial vehicle markets as OEM product lines and segments continue to electrify

Webcast Information
Company management will host a conference call and webcast on April 1, 2024, at 4:00 p.m. Central Time, to discuss the Company's financial results. The live webcast and accompanying slide presentation will be accessible from the Events & Presentations section of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event.
About Microvast

Microvast is a global leader in providing battery technologies for electric vehicles and energy storage solutions. With a legacy of over 17 years, Microvast has consistently delivered cutting-edge battery systems that empower a cleaner and more sustainable future. The company's innovative approach and dedication to excellence have positioned it as a trusted partner for customers around the world. Microvast was founded in 2006 and is headquartered in Stafford, Texas.

For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).

Contact:
Investor Relations
ir@microvast.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding our industry and market sizes, and future opportunities for us. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Many factors could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) our ability to remain a going concern; (2) risk that we may not be able to execute our growth strategies or achieve profitability; (3) risk that we will be unable to raise additional capital to execute our business plan or pay our debts as they come due, which may not be available on acceptable terms or at all; (4) restrictions in our existing and any future credit facilities; (5) risks of operations in China; (6) the effects of mechanics liens filed by contractors that we do not have sufficient funds to pay; (7) the effects of existing and future litigation; (8) changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; (9) changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes; (10) changes in availability and price of raw materials; (11) labor relations, including the ability to attract, hire and retain key employees and contract personnel; (12) heightened awareness of environmental issues and concern about global warming and climate change; (13) risk that we are unable to secure or protect our intellectual property; (14) risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (15) risk that our customers will adjust, cancel or suspend their orders for our products; (16) risk of product liability or regulatory lawsuits or proceedings relating to our products or services; (17) the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyberattacks; (18) changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; (19) the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act; (20) economic, financial and other impacts such as a pandemic, including global supply chain disruptions; and (21) the impacts of geopolitical events, including the ongoing conflicts between Russia and Ukraine and between Israel and Hamas. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.”

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as forward-looking statements are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof except as may be required under applicable securities laws. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Microvast has disclosed in this earnings release non-GAAP financial measures, including non-GAAP adjusted gross profit (loss), non-GAAP adjusted EBITDA and non-GAAP adjusted net loss, which are non-GAAP financial measures as defined under the rules of the SEC. These are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Reconciliations to the most comparable GAAP measures, gross profit (loss) and net income (loss), are contained in tabular form in the unaudited financial statements below. Non-GAAP adjusted gross profit (loss) is GAAP gross profit (loss) as adjusted for non-cash stock-based compensation expense included in cost of revenues. Non-GAAP adjusted net loss is GAAP net loss as adjusted for non-cash stock-based compensation expense and change in valuation of warrant liabilities. Non-GAAP adjusted net loss per common share is GAAP net loss per common share as adjusted for non-cash stock-based compensation expense and change in valuation of warrant liabilities per common share. Non-GAAP adjusted EBITDA is defined as net loss excluding depreciation and amortization, non-cash settled share-based compensation expense, interest expense, interest income, changes in fair value of our warrant liability and income tax expense or benefit.

We use non-GAAP adjusted gross profit (loss), non-GAAP adjusted EBITDA and non-GAAP adjusted net loss for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that these non-GAAP financial measures, when taken together with their most directly comparable GAAP measures, gross profit (loss) and net income (loss), provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of non-GAAP adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of non-GAAP adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of non-GAAP adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and, as a result, such information may be presented differently in our future filings with the SEC. For example, with respect to the warrant liability resulting from the merger, we now exclude changes in fair value from net loss in our non-GAAP adjusted EBITDA and non-GAAP adjusted net loss calculation, which had not been done in prior periods.

MICROVAST HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	December 31, 2022	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$231,420	$44,541
Restricted cash, current	70,732	37,477
Short-term investments	25,070	5,634
Accounts receivable (net of allowance for credit losses of $4,407 and $4,571 as of December 31, 2022 and 2023, respectively)	119,304	138,717
Notes receivable	2,196	23,736
Inventories, net	84,252	149,749
Prepaid expenses and other current assets	12,093	25,752
Total Current Assets	545,067	425,606
Restricted cash, non-current	465	6,171
Property, plant and equipment, net	335,140	620,667
Land use rights, net	12,639	11,984
Acquired intangible assets, net	1,636	3,136
Operating lease right-of-use assets	16,368	19,507
Other non-current assets	73,642	9,661
Total Assets	$984,957	$1,096,732

Liabilities
Current liabilities:
Accounts payable	$44,985	$112,618
Advance from customers	54,207	43,087
Accrued expenses and other current liabilities	66,720	148,284
Income tax payables	658	655
Short-term bank borrowings	17,398	35,392
Notes payable	68,441	63,374
Total Current Liabilities	252,409	403,410
Long-term bank borrowings	28,997	43,761
Long-term bonds payable	43,888	43,157
Warrant liability	126	67
Share-based compensation liability	131	199
Operating lease liabilities	14,347	17,087
Other non-current liabilities	32,082	24,861
Total Liabilities	$371,980	$532,542

Total Equity	$612,977	$564,190
Total Liabilities and Equity	$984,957	$1,096,732

MICROVAST HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Year Ended December 31,
	2022	2023
Revenues	$204,495	$306,617
Cost of revenues	(195,422)	(249,390)
Gross profit	9,073	57,227
Operating expenses:
General and administrative expenses	(104,572)	(97,291)
Research and development expenses	(43,508)	(45,004)
Selling and marketing expenses	(22,611)	(23,614)
Total operating expenses	(170,691)	(165,909)
Subsidy income	1,672	1,953
Loss from operations	(159,946)	(106,729)
Other income and expenses:
Interest income	3,179	3,609
Interest expense	(3,323)	(2,628)
Gain on changes in fair value of warrant liability	979	59
Other income (expense), net	944	(713)
Loss before provision for income tax	(158,167)	(106,402)
Income tax expense	(33)	(10)
Net loss	$(158,200)	$(106,412)
Less: net loss attributable to noncontrolling interests	—	(76)
Net loss attributable to Microvast Holdings, Inc.'s shareholders	(158,200)	(106,336)
Net loss per common share
Basic and diluted	$(0.52)	$(0.34)
Weighted average shares used in calculating net loss per share of common stock:
Basic and diluted	303,279,188	310,909,379

MICROVAST HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,
	2022	2023
Revenues	$64,797	$104,575
Cost of revenues	(62,571)	(81,551)
Gross profit	2,226	23,024
Operating expenses:
General and administrative expenses	(21,551)	(27,944)
Research and development expenses	(10,498)	(11,395)
Selling and marketing expenses	(5,242)	(6,698)
Total operating expenses	(37,291)	(46,037)
Subsidy income	439	797
Loss from operations	(34,626)	(22,216)
Other income and expenses:
Interest income	1,575	128
Interest expense	(858)	(1,191)
Gain on changes in fair value of warrant liability	58	84
Other income (expense), net	186	(1,386)
Loss before provision for income tax	(33,665)	(24,581)
Income tax expense	(33)	(10)
Net loss	$(33,698)	$(24,591)
Less: Net loss attributable to noncontrolling interest	—	(55)
Net loss attributable to Microvast Holdings, Inc.'s shareholders	$(33,698)	$(24,536)
Net loss per common share
Basic and diluted	$(0.11)	$(0.08)
Weighted average shares used in calculating net loss per share of common stock
Basic and diluted	307,604,827	314,966,888

MICROVAST HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Year Ended December 31,
	2022	2023
Cash flows from operating activities
Net loss	$(158,200)	$(106,412)
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain)/loss on disposal of property, plant and equipment	(14)	1,947
Depreciation of property, plant and equipment	19,811	22,141
Amortization of land use rights and intangible assets	554	787
Noncash lease expenses	2,214	2,764
Share-based compensation	90,808	64,971
Changes in fair value of warrant liability	(979)	(59)
Allowance of credit losses	1,640	236
Provision for obsolete inventories	4,789	3,613
Impairment loss from property, plant and equipment	1,798	504
Product warranty	14,097	12,688
Changes in operating assets and liabilities:
Notes receivable	3,187	(25,338)
Accounts receivable	(38,924)	(21,759)
Inventories	(43,694)	(74,406)
Prepaid expenses and other current assets	3,628	(14,291)
Amounts due from/to related parties	85	—
Operating lease right-of-use assets	(19,375)	(5,446)
Other non-current assets	(282)	(547)
Notes payable	13,490	(3,507)
Accounts payable	7,146	68,576
Advance from customers	53,022	(10,949)
Accrued expenses and other liabilities	(24,674)	6,602
Operating lease liabilities	14,999	2,266
Other non-current liabilities	946	316
Net cash used in operating activities	(53,928)	(75,303)

Cash flows from investing activities
Purchases of property, plant and equipment	(150,880)	(186,788)
Proceeds on disposal of property, plant and equipment	5	1,649
Purchase of short-term investments	(25,070)	(5,966)
Proceeds from maturity of short-term investments	—	25,500
Net cash used in investing activities	(175,945)	(165,605)

Cash flows from financing activities
Proceeds from bank borrowings	58,708	47,852
Repayment of bonds payable	(29,259)	(692)
Repayment of bank borrowings	(24,482)	(14,119)
Net cash generated from financing activities	4,967	33,041
Effect of exchange rate changes	(8,586)	(6,561)
Decrease in cash, cash equivalents and restricted cash	(233,492)	(214,428)
Cash, cash equivalents and restricted cash at beginning of the year	536,109	302,617
Cash, cash equivalents and restricted cash at end of the year	$302,617	$88,189

MICROVAST HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Year Ended December 31,
	2022	2023
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$231,420	$44,541
Restricted cash	71,197	43,648
Total cash, cash equivalents and restricted cash	$302,617	$88,189

MICROVAST HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT (LOSS) TO ADJUSTED GROSS PROFIT (LOSS)
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2023	2022	2023
Revenues	$64,797	$104,575	$204,495	$306,617
Cost of revenues	(62,571)	(81,551)	(195,422)	(249,390)
Gross profit (GAAP)	$2,226	$23,024	$9,073	$57,227
Gross margin	3.4%	22.0%	4.4%	18.7%

Non-cash settled share-based compensation (included in cost of revenues)	1,932	1,532	7,677	6,091
Adjusted gross profit (non-GAAP)	$4,158	$24,556	$16,750	$63,318
Adjusted gross margin (non-GAAP)	6.4%	23.5%	8.2%	20.7%

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2023	2022	2023
Net loss (GAAP)	$(33,698)	$(24,591)	$(158,200)	$(106,412)
Gain on changes in fair value of warrant liability*	(58)	(84)	(979)	(59)
Non-cash settled share-based compensation*	17,867	13,318	81,906	64,920
Adjusted Net Loss (non-GAAP)	$(15,889)	$(11,357)	$(77,273)	$(41,551)

*The tax effect of the adjustments was nil.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2023	2022	2023
Net loss per common share-Basic and diluted (GAAP)	$(0.11)	$(0.08)	$(0.52)	$(0.34)
Gain on changes in fair value of warranty liability per common share	—	—	—	—
Non-cash settled share-based compensation per common share	0.06	0.04	0.27	0.21
Adjusted net loss per common share-Basic and diluted (non-GAAP)	$(0.05)	$(0.04)	$(0.25)	$(0.13)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2023	2022	2023
Net loss (GAAP)	$(33,698)	$(24,591)	$(158,200)	$(106,412)
Interest expense, net	(717)	1,063	144	(981)
Income tax expense	33	10	33	10
Depreciation and amortization	4,784	7,692	20,365	22,928
EBITDA (non-GAAP)	$(29,598)	$(15,826)	$(137,658)	$(84,455)
Gain on changes in fair value of warrant liability	(58)	(84)	(979)	(59)
Non-cash settled share-based compensation	17,867	13,318	81,906	64,920
Adjusted EBITDA (non-GAAP)	$(11,789)	$(2,592)	$(56,731)	$(19,594)